Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 31, 2014 with respect to the consolidated financial statements included in the Annual Report on Form 20-F for the year ended June 30, 2014 of Novogen Limited, which is incorporated by reference in this Registration Statement.

We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON

GRANT THORNTON AUDIT PTY LTD

Chartered Accountants

Sydney, NSW Australia

January 30, 2015